                                                                    Exhibit 10.8


                                   AGREEMENT
                                   ---------

          AGREEMENT, made and entered into as of the 29th day of April, 1997, by and between Ringer Corporation, a Minnesota corporation (the "Company"), and Stanley Goldberg, an individual resident of Eden Prairie, Minnesota ("Executive").

          WHEREAS, Executive is employed by the Company; and

          WHEREAS, as an inducement to Executive to remain in the employment of the Company, the Company wishes to sell to Executive shares of the Company's common stock so that Executive will have a significant vested interest in the successful and profitable operation of the Company; and

          WHEREAS, Executive desires to purchase shares of the Company's common stock on the terms and provisions set forth in this agreement; and

          WHEREAS, as an inducement to the Company to sell shares of its common stock to him on the terms set forth in this agreement, Executive is willing to modify the terms of his currently outstanding options to purchase shares of the Company's common stock; and

          WHEREAS, the Company and Executive desire to establish a mechanism for the purchase and sale of the shares of the Company stock owned by Executive in the event that Executive leaves the employment of the Company.

          NOW THEREFORE, in consideration of the premises, the respective undertakings of the parties set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Executive agree as follows:

          1.   Stock Subscription.  Executive agrees to purchase from the
               ------------------
Company, and the Company hereby agrees to sell to Executive, in accordance with the terms of this agreement, a total of one hundred fifty thousand (150,000) shares of the Company's common stock (the "Shares").

          2.   Purchase Price and Manner of Payment.  The total purchase
               ------------------------------------
price for the Shares shall be One Hundred Ninety-six Thousand Eight Hundred Seventy-five Dollars ($196,875), which amount will be payable to the Company contemporaneously with the execution of this agreement by delivery to the Company of Executive's promissory note (the "Promissory Note") in such amount, which Promissory Note shall be in the identical form of the attached exhibit A.

          3.   Delivery of Shares.  Upon receipt from Executive of the
               ------------------
Promissory Note, the Company shall issue and deliver to Executive a duly authorized and executed stock certificate representing the Shares. So long as Executive is not in default in the payment of principal or interest on the Promissory Note, the Shares shall be entitled to full voting rights and to share in all dividends payable on shares of the Company's common stock.

          4.   Stock Pledge.  To secure the full performance of Executive's
               ------------
obligation to the Company under the Promissory Note, Executive hereby grants to the Company a security interest in the

Shares. Such security interest shall be evidenced by a stock pledge agreement in the identical form of the attached exhibit B.

          5.   Investment Representation.  Executive hereby represents and
               -------------------------
agrees that the Shares are being acquired pursuant to this agreement for investment purposes and not with the view toward the distribution or sale thereof in a public offering within the meaning of the federal Securities Act of 1933. Executive acknowledges that the Shares will not be registered under either the federal or applicable state securities law, and that the Company will be relying upon the foregoing investment representation in selling the Shares to Executive. Executive acknowledges that the transferability of the Shares will be subject to restrictions imposed by all applicable federal and state security laws and agrees that the certificates evidencing the Shares may be imprinted with an appropriate legend setting forth these restrictions on transferability.

          6.   Retention Bonus Commitments.  As an inducement to Executive
               ---------------------------
to remain in the full-time employment of the Company, the Company agrees to make the following bonus payments to Executive:

          (a) The Company shall make a cash bonus payment to Executive on each of the first through the third anniversary dates of the date of this agreement if, but only if, Executive is employed by the Company on such anniversary date. The amount of each such annual bonus payment shall be equal to the sum of (i) the amount of the payment due from Executive on the Promissory Note on such anniversary date, plus (ii) such additional amount as shall be equal to the lesser of (1) the actual federal and state income taxes and federal Medicare taxes that will be payable by Executive on such bonus payment (including amounts payable pursuant to this subpart (ii)), or
     (2) the amount that would be payable pursuant to subpart (ii)(1) if the combined federal and state tax rate was fifty percent (50%).

          (b) In the event that (i) the Company is sold, (ii) a controlling interest in the Company is acquired by a third party, or (iii) Executive's employment with the Company is terminated without "cause" on or before April 29, 2000, the Company shall make a one-time bonus payment to Executive within fifteen (15) days after the date of sale, acquisition or termination. Such bonus payment shall be equal to the applicable percentage (as set forth below) of the outstanding balance of principal and accrued interest owing by Executive under the Promissory Note on the date of sale or termination:

     Date of Sale or Termination         Applicable Percentage
     ---------------------------         ---------------------

     Before 4/29/98                      33 1/3%
     After 4/28/98 and before 4/29/99    66 2/3%
     After 4/28/99 and before 4/29/2000  100%

     Such bonus payment shall be made as an offset to the next payments due and owing by Executive under the Promissory Note.

          (c) The bonus payments described in this section 6 shall be subject to all required tax withholdings, but shall be excluded from Executive's compensation for purposes of calculating severance or change of control payments under other benefits/compensation plans made available to Executive by the Company.

          7.   Insurance.  As soon as practicable following the date of
               ---------
this agreement, the Company shall obtain and, until the Promissory Note is paid in full, shall pay the premium costs of, a term life insurance policy and disability benefits policy which would pay benefits to Executive or his designated beneficiary in such amounts as would enable them to make all payments due and owing on the Promissory Note after the death or disability of Executive. This insurance commitment shall be subject to the availability of such insurance policies at commercially-reasonable premium rates.

          8.   Stock Options.  Executive and the Company hereby agree to
               -------------
amend in its entirety the Incentive Stock Option Agreement, dated September 23, 1992, between the Company and Executive by entering into an amended agreement which shall be in the identical form of the attached exhibit C. Executive and the Company hereby agree to amend in its entirety the Incentive Stock Option Agreement, dated January 31, 1995, between the Company and Executive by entering into an amended agreement which shall be in the identical form of the attached exhibit D.

          9.   Option to Repurchase the Shares Upon Termination of Employment.
               --------------------------------------------------------------
In the event that Executive's employment with the Company is voluntarily terminated by Executive or is terminated by the Company for "cause", the Company shall have the irrevocable right and option (the "Option") to purchase from Executive, or Executive's heirs, successors or assigns, and Executive, on behalf of his heirs, successors and assigns, agrees to sell to the Company upon the exercise of the Option that number of the Shares as is determinable from the following schedule:

     Date of Termination                      Shares Subject to Repurchase
     -------------------                      ----------------------------

     Prior to 4/29/98                         150,000
     After 4/28 and before 4/29/99            100,000
     After 4/28/99 and before 4/29/2000        50,000
     After 4/28/2000                                0

          The Company shall exercise the Option, if at all, by delivering a written notice of exercise to Executive or Executive's personal representative, as the case may be, within sixty (60) days after the date of termination of Executive's employment with the Company.

          The purchase price for the Shares that are repurchased by the Company pursuant to the exercise of the Option, shall be the per share amount paid by Executive for such shares pursuant to this agreement. The Company shall make payment of the purchase price for any shares reacquired pursuant to the exercise of the Option by offsetting and reducing the outstanding principal balance, and any accrued interest on, of the Promissory Note. The balance of the purchase price owing to the Executive, if any, shall be paid by delivering to Executive or Executive's representative, as the case may be, within sixty (60) days of the date of termination of Executive's employment with the Company, the Company's check in the amount of the balance of such purchase price.

          Upon receipt of such payment from the Company, Executive or his personal representative, as the case may be, shall deliver to the Company for cancellation the stock certificates evidencing the Shares being repurchased by the Company, which certificate shall be duly endorsed for cancellation by the Company.

          The certificates evidencing the Shares shall be legended to disclose the existence of the repurchase rights set forth in this section 9.

          10.  Condition to Sale of Shares.  Executive understands that the sale
               ---------------------------
of the shares to him on the terms contemplated by this agreement is subject to the approval of the Company's shareholders in accordance with the applicable rules of the NASD. The Company agrees to submit the sale of the shares to Executive to the shareholders for approval at the next annual shareholders' meeting. In the event that such shareholder approval is not received, the Company will provide Executive with another mutually-acceptable compensation package to replace the compensation program contemplated by this agreement.

          11.  Miscellaneous.  This agreement shall be binding upon, shall inure
               -------------
to the benefit of and shall be enforceable against the Company and Executive and their respective heirs, successors and assigns. This agreement shall in all respects be governed, enforced and interpreted in accordance with the laws of the state of Minnesota.

          IN WITNESS WHEREOF, the Company and Executive have executed this agreement as of the date set forth in the first paragraph.

                                    RINGER CORPORATION


                                    By
                                      ------------------------------------------
                                    Gordon R. Stofer, Authorized Signatory
                                    [the "Company"]


                                    --------------------------------------------
                                    Stanley Goldberg
                                    ["Executive"]

                                                                       Exhibit A
                                PROMISSORY NOTE


$196,875.00                                               Bloomington, Minnesota
                                                                  April 29, 1997

     FOR VALUE RECEIVED, Stanley Goldberg, an individual resident of Eden Prairie, Minnesota ("Maker"), hereby promises to pay to the order of Ringer Corporation, a Minnesota corporation, or its successors or assigns, as the case may be ("Payee"), at Bloomington, Minnesota, or such other place as may be specified in writing by Payee, the principal sum of One Hundred Ninety-six Thousand Eight Hundred Seventy-five and no/100 Dollars ($196,875.00), plus simple interest on the outstanding principal balance at the rate of five and 91/100 percent (5.91%) per annum.

     The principal amount of this promissory note shall be paid in three (3) equal annual installments of Sixty-five Thousand Six Hundred Twenty-five and no/100 Dollars ($65,625.00) each, commencing on April 29, 1998, and continuing on the same day in each succeeding year, and accrued interest shall be payable on the same day as principal installments are due. Notwithstanding the foregoing, this promissory note shall become due and payable in full ninety (90) days after the date of death of Maker.

     Maker shall have the right to prepay all or any part of this promissory note at any time without penalty or premium, but any such prepayment shall be applied first to the payment of accrued interest and then to the installments of principal due hereunder in the inverse order of maturity.

     Upon the failure by Maker to make timely payments of any of the installments of principal or interest due hereunder, which default is not cured within thirty (30) days after written notice of such nonpayment is delivered to Maker, Payee may, at Payee's option, declare the unpaid principal amount of this promissory note and any accrued interest thereon immediately due and payable.

     This promissory note is secured by a security interest granted to Payee in 150,000 shares of Payee's common stock pursuant to a stock pledge agreement, dated the same date as this promissory note.

     Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, Maker agrees to pay all costs of collection, including reasonable attorneys' fees. This promissory note shall be governed by the laws of the state of Minnesota.

     IN WITNESS WHEREOF, Maker has executed this promissory note as of the date first above written.

                                       -----------------------------------------
                                                   Stanley Goldberg

                             STOCK PLEDGE AGREEMENT
                             ----------------------


          AGREEMENT, made this 29th day of April, 1997 by and between Stanley Goldberg, an individual resident of the state of Minnesota ("Pledgor"), and Ringer Corporation, a Minnesota corporation ("Company").

          WHEREAS, Pledgor and Company have entered into an agreement, dated the 29th day of April, 1997, pursuant to which Pledgor agreed to purchase from Company, and Company agreed to sell to Pledgor, one hundred fifty thousand (150,000) shares of Company's common stock (the "Pledged Shares"); and

          WHEREAS, Pledgor has delivered to Company a promissory note (the "Promissory Note") in payment of the purchase price for the Pledged Shares; and

          WHEREAS, Company has required that Pledgor grant to Company, and Pledgor is willing to grant to Company, a security interest in the Pledged Shares as security for the payment by Pledgor of his obligations under the Promissory Note.

          NOW THEREFORE, in consideration of the premises, the respective covenants of Company and Pledgor set forth below and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor and Company agree as follows:

     1.   Pledge of Stock.
          ---------------

     1.1  Pledge.  As security for the prompt payment of any amount at any time
          ------
due, whether or not by acceleration, to Company from Pledgor pursuant to the Promissory Note, Pledgor hereby grants a security interest to Company in the Pledged Shares.

     1.2  Delivery.  Immediately upon execution of this agreement, Pledgor will
          --------
deliver to Company the certificates representing all of the Pledged Shares, which certificates shall be endorsed in blank or with executed stock powers attached.

     2.   Rights and Benefits of Pledged Shares.
          -------------------------------------

     2.1  General.  Except as provided in section 2.2, Company shall receive and
          -------
hold (by Company or by an agent of Company) the Pledged Shares and any property (including without limitation monies or securities) distributed or issued with respect to the Pledged Shares, whether as a dividend, in partial or complete liquidation, pursuant to a merger or reorganization plan or otherwise. Pledgor shall cause any securities distributed or issued with respect to the Pledged Shares to be assigned and transferred to Company and delivered to Company in the manner provided in section 1.2, and such securities shall be subject to the terms and conditions of this agreement.

     2.2  Voting.  Unless and until a default is declared by Company pursuant to
          ------
section 5, Pledgor shall be entitled to vote the Pledged Shares.

     2.3  Assignment, Etc.  Except as provided or specifically permitted herein,
          ----------------
Pledgor shall not pledge, sell, assign, transfer or otherwise dispose of the Pledged Shares without the prior written approval of Company's Board of Directors.

     3.   Legend.  The certificates representing the Pledged Shares shall bear
          ------
an endorsement in substantially the following form:

     "The shares of stock represented by this certificate are pledged under, and are subject to the terms and conditions of a Stock Pledge Agreement, dated April 29, 1997, between Ringer Corporation and the registered owner of this certificate as security for the performance of the registered owner's obligations under a promissory note to Ringer Corporation. Such shares cannot be sold, assigned, transferred, pledged or disposed of except as provided in such Stock Pledge Agreement."

     4.   Appointment of Company as Attorney-in-Fact.  Pledgor hereby appoints
          ------------------------------------------
and constitutes Company as Pledgor's true and lawful attorney-in-fact and with full power of substitution in the premises to execute such assignments and/or endorsements of the Pledged Shares as may be necessary to effect the rights and remedies which Company has under this agreement in the event of a default under this agreement.

     5.   Event of Default.  The occurrence of an event of default under the
          ----------------
Promissory Note constitutes a default under this agreement.

          Upon the occurrence of an event of default, Company shall have the option to declare this agreement in default and thereupon Company is authorized to exercise and shall have, in addition to the rights and remedies provided in this agreement and all other applicable rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the state of Minnesota and any other applicable laws. In particular, and without limitation, Company is authorized at its option and without further notice or demand, to cause the Pledged Shares to be transferred of record to Company or its agent or nominee and shall be entitled to exercise all rights of ownership in respect to the Pledged Shares and all property received with respect to the Pledged Shares. Company shall also have the right to hold and vote the Pledged Shares and, at its option and upon twenty (20) days' notice in writing to Pledgor of such default, shall have the right to sell and transfer the Pledged Shares and the property received with respect to the Pledged Shares or any portion thereof at any public or private sale, including private placement based upon investment representations, and for cash or such other consideration as Company shall, in its sole discretion, determine to be reasonable, and Pledgor shall have no right or equity of redemption in connection with any such sale; provided, however, that during such twenty (20) day period Pledgor shall have the right to cure any default by paying all obligations under the Promissory Note, together with all expenses incurred by Company including, without limitation, reasonable attorneys' fees and expenses in obtaining, holding and preparing for sale the Pledged Shares and the property received with respect to the Pledged Shares and in arranging for the sale. After deducting the expenses of such sale, including reasonable attorneys' fees, the proceeds therefrom shall be applied to the payment of Pledgor's obligations under the Promissory Note and the surplus, if any, shall be paid to Pledgor.

     6.   Release of Collateral.  At such time as the Promissory Note has been
          ---------------------
paid in full, Company shall deliver the Pledged Shares and any property distributed with respect to the Pledged Shares to Pledgor in accordance with Pledgor's written directions, and Pledgor shall thereafter be discharged in full from any and all obligations under this agreement. Upon receipt by Company of any payments of principal under the Promissory Note, Company shall deliver to Pledgor, in accordance with Pledgor's instructions, that number of Pledged Shares (and any property distributed with respect to such Pledged Shares) as is equal to the total Pledged Shares initially subject to this agreement, multiplied by a fraction, the numerator of which is the amount of the principal payment and the denominator which is the original principal amount of the Promissory Note.

     7.   Delay; Waiver.  All rights and remedies of Company under this
          -------------
agreement are cumulative and are in addition to, but not in limitation of, any rights or remedies which it may have under applicable law. No delay on the part of Company in the exercise of any right or remedy under this agreement shall operate as a waiver thereof, and no single or partial exercise by Company of any right or remedy under this agreement shall preclude other or further exercise thereof or the exercise of any other right or remedy. No waiver by Company of any right or remedy under this agreement shall be deemed to be or construed as a further or continuing waiver of such right or remedy or as a waiver of any other right or remedy.

     8.   Cooperation.  Upon the execution of this agreement and at any time or
          -----------
from time to time thereafter, Pledgor and Company agree to cooperate in carrying out the terms of this agreement, including the execution and delivery of such further instruments and documents as may be reasonably requested in order to more effectively carry out the terms and conditions of this agreement.

     9.   Miscellaneous.  This agreement shall be binding upon, and inure to the
          -------------
benefit of and be enforceable by Pledgor and Company and their respective successors and assigns, but this agreement shall not be assignable without written permission of the other party. The section headings are for reference purposes only and shall not in any way affect the meaning or interpretation of this agreement. This agreement shall be governed by, and, construed and enforced in accordance with, the laws of the state of Minnesota.

          IN WITNESS WHEREOF, Pledgor and Company have executed this agreement as of the date set forth in the first paragraph.

                                       RINGER CORPORATION

                                       By
                                          --------------------------------------
                                          Gordon F. Stofer, Authorized
                                          Signatory
                                          [the "Company"]


                                       -----------------------------------------
                                          Stanley Goldberg
                                          ["Pledgor"]